EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Tube City IMS Corporation (the “Company”) on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel E. Rosati, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ DANIEL E. ROSATI
Daniel E. Rosati Senior Vice President, Chief Financial Officer and Treasurer Tube City IMS Corporation February 25, 2008

A signed original of this written statement required by Section 906 has been provided to Tube City IMS Corporation and will be retained by Tube City IMS Corporation and furnished to the Securities and Exchange Commission or its staff upon request.